                                                                    EXHIBIT 99.1

                                   EXHIBIT 1
                         RIF - SEC REGISTRATION - 1999

                                               SHARES               DIVIDEND               SHARES
                                            SOLD/ISSUED             REINVEST              REPURCH.              CASHFLOW
RIF FUNDS                                       (a)                   (b)                   (c)               (d)=(a+b-c)
---------------------------------------------------------------------------------------------------------------------------
(GUBC) Multi-Style Equity Fund             189,718,790.62        14,695,223.28           4,462,753.01       199,951,260.89
(GUCC> Aggressive Equity Fund               69,088,714.24           533,120.24           2,836,803.33        66,785,031.15
(GUDC) Non-US Fund                         138,551,651.79         5,605,804.73           3,569,377.09       140,588,079.43
(GUEC) Core Bond Fund                       55,880,735.70         5,490,868.65           4,222,013.37        57,149,590.98
(GUIC) Real Estate Securities Fund          59,679,164.17         2,639,512.58             710,494.46        61,608,182.29
---------------------------------------------------------------------------------------------------------------------------
TOTAL                                      512,919,056.52        28,964,529.48          15,801,441.26       526,082,144.74
======================================================================================================---------------------
                                                          RATE:                              0.000264           138,885.69
                                                                                                      =====================